UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 27, 2004

JONES APPAREL GROUP, INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)

250 Rittenhouse Circle
Bristol, PA 19007
(Address of principal executive offices)

(215) 785-4000
(Registrant's telephone number, including area code)

Item 7. Exhibits

99.1	Press Release of the Registrant dated July 27, 2004.

Item 12. Results of Operations and Financial Condition

On July 27, 2004, Jones Apparel Group, Inc. issued a press release describing its results of operations for the fiscal quarter ended July 3, 2004, as well as the following:

  announcing that earnings per share increased to $0.61;
  announcing record second quarter net revenues of $1.053 billion and that all segments reported increases;
  announcing that Company-operated retail doors registered a comparable store sales increase of 3.8%;
  providing third and fourth quarter 2004 earnings per share guidance;
  updating 2004 full year earnings per share guidance to reflect the acquisition of Maxwell Shoe Company;
  announcing that the Board of Directors declared a 25% increase in the quarterly cash dividend to $0.10 per share; and
  announcing that the Board of Directors authorized an additional $100 million share repurchase program.

A copy of the press release is attached as Exhibit 99.1 to this report.

This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES APPAREL GROUP, INC. (Registrant) By: /s/ Wesley R. Card Wesley R. Card Chief Operating and Financial Officer

 Date: July 27, 2004

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Registrant dated July 27, 2004.

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